UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 1, 2012 (May 30, 2012)

CRIMSON EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12108 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices, including Zip Code)

(713) 236-7400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Crimson Exploration Inc. (the “Company”) held its annual meeting of stockholders on May 30, 2012.  At the meeting, stockholders (1) elected all of the directors nominated by the Board of Directors, (2) approved, on an advisory basis, the compensation of the Company’s named executive officers, (3) approved, on an advisory basis, the frequency of advisory votes on executive compensation every three years, and (4) ratified the appointment of Grant Thornton LLP as the Company’s independent accounting firm for the fiscal year ending December 31, 2012.  The foregoing proposals are described in more detail in the Company’s definitive proxy statement dated April 23, 2012.

Proposal 1 – Election of Directors

Each director was elected as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Allan D. Keel	29,341,352	636,540	10,613,566
B. James Ford	28,287,933	1,689,959	10,613,566
Adam C. Pierce	28,389,915	1,587,977	10,613,566
Lee B. Backsen	29,196,281	781,611	10,613,566
Lon McCain	29,434,539	543,353	10,613,566
Cassidy J. Traub	25,611,411	4,366,481	10,613,566
Ni Zhaoxing	26,383,558	3,594,334	10,613,566

Proposal 2 – Advisory Vote on Executive Compensation

The advisory vote on executive compensation of the Company’s named executive officers was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,146,637	3,693,356	137,899	10,613,566

Proposal 3 – Advisory Vote on the Frequency of Executive Compensation Advisory Votes

The advisory vote on the frequency of advisory votes on executive compensation every three years was approved as follows:

Three Years	Two Years	One Year	Abstentions	Broker Non-Votes
24,419,836	117,566	5,355,748	84,742	10,563,052

In accordance with the stockholders’ recommendation, the Company has determined that it will hold an advisory vote on the compensation of its named executive officers every three years until the next stockholder advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers.

Proposal 4 – Ratification of the Appointment of Independent Accountants

The appointment of Grant Thornton LLP was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,406,210	147,186	38,062	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: June 1, 2012	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer